EXHIBIT 10(c)


                                                                  May 10, 1998

Stone Container Corporation
150 North Michigan Avenue
Chicago, Illinois 60601

Ladies and Gentlemen:

         The undersigned understands that Jefferson Smurfit Corporation ("JSC") and Stone Container Corporation ("Stone") are entering into an Agreement and Plan of Merger dated as of May 10, 1998 (the "Merger Agreement"), providing for, among other things, a merger between Stone and a wholly owned subsidiary of JSC (the "Merger"), in which all of the outstanding shares of common stock, par value $0.01 per share, of Stone (the "Stone Common Stock") will be exchanged for shares of common stock, par value $0.01 per share, of JSC (the "JSC Common Stock").

         The undersigned is a stockholder of JSC and is entering into this letter agreement to induce you to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement.

         The undersigned confirms its agreement with you as follows:

           1. The undersigned represents, warrants and agrees that Schedule I annexed hereto sets forth the number of shares of JSC Common Stock (the "Shares") of which the undersigned is the record or beneficial owner as of the date hereof and that, as of the date hereof, the undersigned owns them free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind ("Liens"), other than Liens under the Stockholders' Agreement dated as of May 3, 1994, as amended, among Smurfit International B.V., Morgan Stanley Leveraged Equity Fund II, Inc. ("MSLEF"), JSC and the other parties listed on the signature pages thereto, the related Registration Rights Agreement dated the same date, the Voting Agreement dated as of May 10, 1998 among Smurfit International B.V., MSLEF and Mr. Roger W. Stone and the Stock Purchase Agreement dated as of May 10, 1998 among Smurfit International B.V., Jefferson Smurfit Group plc, MSLEF and certain other shareholders of JSC. If, after the date hereof, the undersigned acquires beneficial ownership of any additional shares of JSC Common Stock (any such shares, "Additional Shares"), the provisions of this Agreement shall be applicable to such Additional Shares as if such Additional Shares had been Shares as of the date hereof.

           2. Without limiting the scope or effect of paragraph (1) hereof, the undersigned agrees to vote or cause to be voted in favor of the issuance of shares of JSC Common Stock in the Merger and the amendments to the JSC certificate of incorporation contemplated by the Merger Agreement all Shares beneficially owned by the undersigned on the record date for the JSC Stockholders' Meeting (as defined in the Merger Agreement).

           3. If the Board of Directors of JSC shall not have recommended the issuance of shares of JSC Common Stock in the Merger and the amendments to the JSC certificate of incorporation contemplated by the Merger Agreement or shall have modified in a manner materially adverse to Stone, or shall have withdrawn, its recommendation in favor of the issuance of shares of JSC Common Stock in the Merger and the amendments to the JSC certificate of incorporation contemplated by the Merger Agreement, the obligation of the undersigned under paragraph (2) shall be suspended.

         The undersigned has all necessary power and authority to enter into this letter agreement. This agreement is the legal, valid and binding agreement of the undersigned, and is enforceable against the undersigned in accordance with its terms.

         This letter agreement shall terminate, without further liability or obligation of the undersigned, including liability for damages, upon the earlier of the (i) termination of the Merger Agreement in accordance with its terms and (ii) consummation of the Merger; provided that such termination shall not relieve the undersigned from liability for breach of this Agreement.

         This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any applicable conflict of law rules.

         Nothing herein shall be construed to require the undersigned, or any company, trust or other entity controlled by the undersigned, to take any action or fail to take any action in violation of applicable law, rule or regulation.

                                            Very truly yours,

                                            MORGAN STANLEY LEVERAGED
                                                 EQUITY FUND II, INC.


                                            By:      /s/ Alan E. Goldberg
                                               -------------------------------
                                                 Name:     Alan E. Goldberg
                                                 Title:    Vice Chairman


Confirmed as of the date first above written:

STONE CONTAINER CORPORATION


By:      /s/ Roger W. Stone
   -----------------------------------
     Name:    Roger W. Stone
     Title:   Chief Executive Officer




                                                                SCHEDULE I


                           Aggregate MSLEF Interests


                              31,574,540 Shares*



--------
         * Subject to decrease to the extent Shares (other than Shares to be sold to SIBV or its Affiliates) are sold or distributed prior to the record date.